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[LEGG MASON LETTERHEAD]                                              Exhibit 5.2




                                            January 29, 1996


Legg Mason, Inc.
111 South Calvert Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

        You have requested me, as General Counsel of Legg Mason, Inc. (the "Company"), to render my opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement"), including the Prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), with respect to the following securities (collectively, the "Securities"): (i) debt securities of the Company ("Debt Securities"), and (ii) debt securities of the Company convertible or exchangeable into shares of Common Stock, par value $.10 per share ("Common Stock") of the Company ("Convertible Debt Securities"), to be issued from time to time in one or more series, on terms to be determined at the time of offering. The aggregate gross proceeds from the offer, sale and distribution of the Securities under the Registration Statement will not exceed $150 million.

        The Securities are to be issued from time to time as (i) senior indebtedness (including senior indebtedness convertible or exchangeable into shares of Common Stock) of the Company under an indenture between the Company, as issuer, and The Bank of New York, as trustee, in substantially the form included in the Registration Statement as Exhibit 4(a), or (ii) subordinated indebtedness (including subordinated indebtedness convertible or exchangeable into shares of Common Stock) of the Company under an indenture between the Company, as issuer, and The Bank of New York, as trustee, in substantially the form included in the Registration Statement as Exhibit 4(b) (collectively, the "Indentures").

        I am familiar with the Company's articles of incorporation and by-laws, as amended to date, and have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, statutes and other instruments and documents as the basis for the opinions
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Legg Mason, Inc.
January 29, 1996
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expressed herein.  I am, or someone under my supervision is, familiar with the forms of the Indentures and the Securities.

        Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

        1. The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

        2. When executed by a duly authorized officer of the Company, the Indentures and the Securities will have been duly authorized by the Company.

        3. The Common Stock issuable pursuant to the conversion or exchange of Convertible Debt Securities, when duly authorized by the stockholders of the Company and issued upon such conversion or exchange in accordance with the terms of Convertible Debt Securities, will be validly issued, fully paid and nonassessable.

        I am admitted to practice in the State of Maryland. The opinions set forth herein are limited to matters of the General Corporation Law of the State of Maryland. I am furnishing this opinion solely for your benefit and, as to certain matters of Maryland law, for the benefit of your counsel, Rogers & Wells, and of counsel for the underwriters in one or more offerings under the Registration Statement, Skadden, Arps, Slate, Meagher & Flom. It may not be relied upon by any other person without my express written consent.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            /s/ Theodore S. Kaplan
                                            ----------------------
                                            Theodore S. Kaplan
                                            General Counsel

TSK/mbm